Exhibit 99.1

Investor Contact:                                                                                                                                         Dow Jones & Company
Mark Donohue                                                                                                                                             200 Liberty Street
Director, Investor Relations                                                                                                                                   New York, NY 10281
(609) 520-5660

Media Contacts:
Linda Dunbar
Vice President, Corporate Communications
(212) 416-2117

Howard Hoffman
Director, Corporate Communications
(609) 520-4765

DOW JONES CEO RICHARD ZANNINO TO LEAVE COMPANY
AT CLOSING OF ACQUISITION BY NEWS CORPORATION

NEW YORK (Dec. 6, 2007)—Dow Jones & Company (NYSE: DJ) announced today that Richard F. Zannino, chief executive officer, plans to leave the Company after the closing of the acquisition of Dow Jones by News Corporation (NYSE: NWS, NWS.A; ASX: NWS, NWSLV).

Rupert Murdoch, chairman and chief executive officer of News Corporation, said, “I understand Rich’s decision to seek new challenges.  During nearly two years as CEO, he proved himself to be an effective leader who revitalized Dow Jones during a time of great change in the industry. Under his leadership, Dow Jones has reinforced its position as the premier provider of business news content and embarked on many new initiatives important to the company’s future.  We thank him for his good work and look forward to building on this foundation and taking Dow Jones to even greater heights as part of News Corporation.”

Zannino said, “Since becoming CEO in 2006, it has been my privilege to lead Dow Jones and drive change in a challenging and rapidly evolving business environment.  Dow Jones is well on its way toward achieving its strategic and financial goals: we’ve reduced reliance on newspaper revenue, solidified our position as the leading provider of high-quality, indispensable and conveniently accessible business content, delivered seven consecutive quarters of double-digit growth in operating income, and created much value for DJ’s shareholders, customers and employees.”

Zannino continued, “Dow Jones is about to begin a new chapter.  Dow Jones fits perfectly into News Corp., and Rupert and I have been discussing since September my moving on from the company after the closing.  I will leave Dow Jones knowing the best is yet to come for readers, customers and employees under Rupert’s leadership, given his visionary long-term perspective and willingness to commit substantial talent and resources to further develop its unmatched portfolio of brands on a global scale.  I want to thank the many highly talented employees of Dow Jones.  They are dedicated professionals who have my deepest admiration. Thanks to them, today Dow Jones is a fast-growing and vibrant company that is positioned for a very bright future.  I wish all of them, Rupert and his team great success building on this foundation.”

News Corporation will be announcing Zannino’s successor shortly. Mr. Zannino will assist in the transition.

The acquisition of Dow Jones by News Corporation will be voted on by Dow Jones shareholders on December 13, 2007, and is expected to be completed shortly thereafter.

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About Dow Jones
Dow Jones & Company (NYSE: DJ; dowjones.com) is a leading provider of global business news and information services. Its Consumer Media Group publishes The Wall Street Journal, Barron's, MarketWatch, eFinancialNews and the Far Eastern Economic Review. Its Enterprise Media Group includes Dow Jones Newswires, Factiva, Dow Jones Client Solutions, Dow Jones Indexes and Dow Jones Financial Information Services. Its Local Media Group operates community-based information franchises. Dow Jones owns 50% of SmartMoney and 33% of STOXX Ltd. and provides news content to CNBC and radio stations in the U.S.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements, such as those including the words "expect," "will," "plan," and similar expressions, that involve risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including the risk that Dow Jones' business and its relationships with customers, employees or suppliers could suffer due to the uncertainty relating to the merger; that the merger with News Corporation may not be consummated or may be delayed; that anticipated cost savings and revenue enhancements from the merger may not be fully realized; that the conditions to close the merger, including obtaining shareholder approvals, will fail to be satisfied; and such other risk factors as may be included from time to time in the reports of Dow Jones filed with the SEC and posted in the Investor Relations section of Dow Jones' web site (www.dowjones.com). The forward looking statements included in this document are made only as of the date of this document and Dow Jones does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.